CUSIP No. 76116A306	SCHEDULE 13D	Page 15 of 16 Pages

EXHIBIT B

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, $0.001, of Resolute Energy Corporation, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 7, 2018.

VR Global Partners, L.P.

By: VR Advisory Services Ltd, its General Partner

By:	/s/ Richard Deitz
Name:	Richard Deitz
Title:	Authorized Person

VR Advisory Services Ltd

By:	/s/ Richard Deitz
Name:	Richard Deitz
Title:	Authorized Person

VR Capital Participation Ltd.

By:	/s/ Richard Deitz
Name:	Richard Deitz
Title:	Authorized Person

CUSIP No. 76116A306	SCHEDULE 13D	Page 16 of 16 Pages

VR Capital Group Ltd.

By:	/s/ Richard Deitz
Name:	Richard Deitz
Title:	Authorized Person

VR Capital Holdings Ltd.

By:	/s/ Richard Deitz
Name:	Richard Deitz
Title:	Authorized Person

/s/ Richard Deitz
Richard Deitz